As filed with the Securities and Exchange Commission on May 25, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

XEROX CORPORATION

(Exact name of Registrant as specified in its charter)

New York	16-0468020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

(Address of Principal Executive Offices) (Zip Code)

Xerox Corporation 2004 Performance Incentive Plan

Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors

(Full Titles of the Plans)

Samuel K. Lee, Esq.

Associate General Counsel, Corporate, Finance and Ventures

Xerox Corporation

800 Long Ridge Road

P.O. Box 1600

Stamford, Connecticut 06904-1600

(Name and Address of Agent for Service)

(203) 968-3000

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $1.00 per share, (including the associated Rights to purchase Series A Cumulative Preferred Stock, par value $1.00 per share) (2)	25,624,926	$13.88	$355,673,973	$41,863

(1)	Estimated using the average of the high and low prices for Xerox Corporation Common Stock on the New York Stock Exchange on May 19, 2005 solely for purposes of determining the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act.
(2)	The Rights to purchase shares of our Series A Cumulative Preferred Stock initially are attached to and trade with the shares of our common stock being registered hereby. Value attributed to such Rights, if any, is reflected in the market price of our common stock.

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF

ADDITIONAL SECURITIES

This registration statement registers shares of Xerox Corporation’s (the “Company”) Common Stock, par value $1.00 per share (“Common Stock”), to be issued pursuant to the Xerox Corporation 2004 Performance Incentive Plan (the “2004 Plan”) and the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (the “2004 Director Plan”). The 2004 Plan replaces certain other plans, including but not limited to (i) the Xerox Corporation 1991 Long-Term Incentive Plan, (ii) the Xerox Corporation 1998 Employee Stock Option Plan; and (iii) the Xerox Canada Inc. Executive Rights Plan, any or all of which plans replaced by the 2004 Plan may be referred to as a “Predecessor Plan.” No further grants will be made under any Predecessor Plan.

Under the 2004 Plan, a total number of 10.0 million shares of Common Stock will become available for issuance over the life of the 2004 Plan. In addition, any shares available for grant under any Predecessor Plan not subject to outstanding awards are available for issuance under the 2004 Plan. Accordingly, (i) 12,586,936 shares registered on Form S-8 filed by the Company with the Securities and Exchange Commission (“SEC”) on each of December 5, 1991 (File No. 33-44314) and February 25, 1997 (File No. 333-22313) are being carried forward from the Xerox Corporation 1991 Long-Term Incentive Plan; (ii) 162,413 shares registered on Form S-8 filed by the Company with the SEC on December 21, 1999 (File No. 333-93269) are being carried forward from the Xerox Corporation 1998 Employee Stock Option Plan; (iii) 212,684 shares registered on Form S-8 filed by the Company with the SEC on December 22, 1995 (File No. 33-65269) are being carried forward from the Xerox Canada Inc. Executive Rights Plan; and (iv) 1,662,893 shares are being carried forward from the Xerox Mexicana, S. A. de C. V. Executive Rights Plan. Thus, the total number of shares available for grant under the 2004 Plan is 24,624,926 shares. Under the 2004 Director Plan, a total number of 1.0 million shares of Common Stock will become available for issuance over the life of the 2004 Director Plan. Under both the 2004 Plan and the 2004 Director Plan, any shares issued in connection with options and stock appreciation rights will be counted against these limits as 0.6 shares for each one share issued.

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act, the reoffer prospectus included in this registration statement is a combined prospectus which also relates to shares of Common Stock heretofore covered by Form S-8 Registration Statement Nos. 33-44314, 333-22313 and 333-93269. This registration statement constitutes a post-effective amendment to Registration Statement Nos. 33-44314, 333-22313 and 333-93269.

PROSPECTUS

XEROX CORPORATION

800 Long Ridge Road

Stamford, Connecticut 06904

(203) 968-3000

5,796,794 shares of Common Stock

(par value $1.00 par share)

This prospectus relates to the reoffer and resale from time to time by a certain shareholder of Xerox Corporation (the “Company”) identified herein under the heading “Selling Shareholders” of up to 5,796,794 shares of Common Stock, par value $1.00 per share, of the Company issuable upon the exercise of outstanding options, rights or awards granted to such selling shareholder pursuant to the Xerox Corporation 2004 Performance Incentive Plan, the Xerox Corporation 1998 Employee Stock Option Plan or the Xerox Corporation 1991 Long-Term Incentive Plan. This prospectus also relates to the reoffer and resale from time to time, by shareholders of the Company to be identified in one or more supplements to this prospectus, of shares issuable upon the exercise of options, rights or awards granted to such shareholders pursuant to the Xerox Corporation 2004 Performance Incentive Plan and the Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors. See “Selling Shareholders.”

The shares offered hereunder or in any supplement hereto may be sold from time to time by the selling shareholders or by permitted beneficiaries, transferees and assignees on one or more national securities exchanges, including The New York Stock Exchange, Inc. (the “NYSE”) and The Chicago Stock Exchange (the “CSE”), or in the over-the-counter market, or in negotiated transactions, at prices and at terms then prevailing, or at prices related to the then current market price, or at negotiated prices and terms. Upon any sale of the offered shares, the selling shareholders or permitted beneficiaries, transferees and assignees, and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and commissions or discounts or any profit realized on the resale of the offered shares may be deemed to be underwriting commissions or discounts under the Securities Act. See “Plan of Distribution.”

The Company will not receive any part of the proceeds from the sale of the offered shares. All expenses (other than discounts, concessions and commissions) incurred in connection with this offering are being borne by the Company.

The Common Stock is listed for trading on the NYSE and the CSE under the trading symbol “XRX.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “ RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 25, 2005.

ABOUT THIS PROSPECTUS

You should rely on the information contained or incorporated by reference in this prospectus. The Company has not authorized anyone to provide you with information that is different from what is contained in this prospectus.

RISK FACTORS

You should carefully consider the risks described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 2, 2005 under the heading “Forward Looking Statements,” and other information contained in this prospectus and any prospectus supplement and the documents incorporated by reference before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors will not occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities, including our common stock, could decline, and you might lose all or part of your investment.

This prospectus contains forward-looking statements made as of the date of this prospectus regarding our expected performance that involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

XEROX CORPORATION

Xerox is a New York corporation and our principal executive offices are located at 800 Long Ridge Road, P.O. Box 1600, Stamford, Connecticut 06904-1600. Our telephone number is (203) 968-3000.

USE OF PROCEEDS

All net proceeds from the sale of the offered shares covered by this prospectus or any supplement to this prospectus will go to the selling shareholder who offers and sells his or her shares. The Company will not receive any proceeds from the sale of the offered shares by the selling shareholders.

SELLING SHAREHOLDERS

The offered shares were and are expected to be acquired by the selling shareholders in respect of stock options, stock appreciation rights, incentive stock rights, stock awards or other awards granted under the Company’s 1991 Long-Term Incentive Plan, 2004 Performance Incentive Plan, 1998 Employee Stock Option Plan or 2004 Equity Compensation Plan for Non-Employee Directors (the “Plans”) which have each been registered under the Securities Act. In addition to the sale of shares by the selling shareholder listed in the table below, this prospectus covers possible future sales by the Company’s affiliates, including the Company’s Non-Employee Directors (which means a member of the Board of Directors who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries, regardless of whether such subsidiary is organized as a corporation, partnership or other entity). The names of our affiliates, including Non-Employee Directors who may be selling shareholders from time to time and who may offer shares for resale in the future, along with the number of shares which may be sold by each affiliate, will be updated in supplements to this prospectus, filed with the SEC in accordance with the Securities Act.

The following table sets forth (a) the name of the selling shareholder and her material relationships with the Company or its affiliates within the past three years, (b) the number of shares of Common Stock beneficially owned by the selling shareholder as of May 9, 2005, (c) the aggregate number of shares of Common Stock which are subject to options, rights or awards granted under the Plans, (d) the aggregate number of shares of Common Stock which the selling shareholder beneficially owns as of May 9, 2005 and may acquire in respect of options, rights or awards granted under the Plans, some or all of which may from time to time be sold

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pursuant to this prospectus, and (e) the number of shares of Common Stock beneficially owned by the selling shareholder after the completion of this offering, assuming the sale of all the offered shares and no other acquisition or sale by the selling shareholder of any additional shares of Common Stock. The selling shareholder does not own any other securities of the Company and will not own one percent or more of the outstanding shares of Common Stock after this offering is completed.

(a) Name and Material Relationship	(b) Number of Shares Beneficially Owned	(c) Number of Shares Under Options, Rights and Awards	(d) Number of Shares Offered Hereby	(e) Number of Shares Beneficially Owned After the Offering
Anne M. Mulcahy, Chairman of the Board and Chief Executive Officer	6,083,428(1)	5,289,708(2)	5,796,794(3)	286,634

(1)	Includes (a) 114,271 shares of Common Stock held by one or more Grantor Retained Annuity Trusts, (b) 122,000 shares of Common Stock allocated to a deferred compensation plan until retirement and (c) the 5,289,708 shares listed in column (c) of the table above. Excludes 282 shares of Common Stock held by immediate family members of Anne M. Mulcahy, as to which Anne M. Mulcahy disclaims beneficial ownership.
(2)	Includes (a) 4,994,226 shares of Common Stock underlying options and incentive stock units granted pursuant to the Xerox Corporation 1991 Long-Term Incentive Plan, (b) 1,382 shares of Common Stock underlying options granted pursuant to the Xerox Corporation 1998 Employee Stock Option Plan, and (c) 294,100 shares of Common Stock granted as performance share awards under the Xerox Corporation 2004 Performance Incentive Plan.
(3)	Includes (a) the 5,289,708 shares listed in column (c) of the table above and (b) 507,086 shares of Common Stock received or realized on exercise of grants under the Xerox Corporation 1991 Long-Term Incentive Plan and the Xerox Corporation 1998 Employee Stock Option Plan.

There is no assurance that a selling shareholder will sell any or all of the shares of Common Stock offered by him or her under this prospectus. The prospectus may be amended or supplemented from time to time to add to or delete from the list of selling shareholders persons who have acquired or will acquire shares of Common Stock under the Plans, or who have disposed of such shares of Common Stock.

PLAN OF DISTRIBUTION

The offered shares may be sold from time to time in one or more transactions by the selling shareholders or by permitted beneficiaries, transferees and assignees on one or more national securities exchanges, including the NYSE and the CSE, or in the over-the-counter market, or in negotiated transactions, at prices and at terms then prevailing, or at prices related to the then current market price, or at negotiated prices and terms. Such shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of any such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers and dealers to participate. Such brokers and dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In addition, any offered shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule rather than pursuant to this prospectus.

OPINION

The validity of the shares of Common Stock to be offered hereby will be passed upon for the Company by Samuel K. Lee, Esq., Associate General Counsel, Corporate, Finance and Ventures of the Company. As of May 25, 2005, Mr. Lee beneficially owns shares of Common Stock, par value $1.00 per share, and options to purchase shares of Common Stock, par value $1.00 per share.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-4471. You can read and copy this information at the following locations of the SEC:

Public Reference Room

450 Fifth Street, N.W.

Room 1024

Washington, D.C. 20549

You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus, which forms part of the registration statement, does not contain all of the information that is included in the registration statement. You will find additional information about the Company in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the offering is completed:

1.	Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on February 22, 2005;

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 2, 2005;

3.	Current Reports on Form 8-K filed with the SEC on February 18, 2005, March 8, 2005, March 22, 2005, April 15, 2005 and May 20, 2005;

4.	Description of Xerox’s Common Stock, contained in Amendment No. 5 to Form 8-A filed with the SEC on February 8, 2000; and

5.	Description of Xerox’s Shareholders Rights Plan (the “Rights Plan”) contained in Amendment No. 2 to Form 8-A filed with the SEC on February 8, 2000; and description of the Rights Agreement dated as of April 7, 1997 between Xerox Corporation and The First National Bank of Boston, as Rights Agent (the “Rights Agreement”), with respect to the Rights Plan, as amended February 7, 2000, which is filed as Exhibit 4(h) to our Annual Report on Form 10-K filed with the SEC on February 22, 2005. The Rights Plan and the Rights Agreement relate to the Rights to purchase Series A Cumulative preferred stock.

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The Company will provide without charge to any person to whom this reoffer prospectus is delivered, upon written or oral request of such person, a copy of each document incorporated by reference in this reoffer prospectus but not delivered with the reoffer prospectus. Requests should be directed to Investor Relations at our offices located at 800 Long Ridge Road, P.O. Box 1600, Stamford, Connecticut 06904-1600, telephone number (203) 968-3000.

FORWARD–LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and which are deemed to be forward looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, intended or expected. We do not intend to update these forward-looking statements.

We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Such factors include, but are not limited to, those discussed in the section that follows the heading “Forward Looking Statements” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and under similarly captioned sections in future filings that we make with the SEC under the Exchange Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Xerox Corporation (the “Company” or the “Registrant”) hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the “SEC”):

1.	Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on February 22, 2005;

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 2, 2005;

3.	Current Reports on Form 8-K filed with the SEC on February 18, 2005, March 8, 2005, March 22, 2005, April 15, 2005 and May 20, 2005;

4.	Description of Xerox’s Common Stock, contained in Amendment No. 5 to Form 8-A filed with the SEC on February 8, 2000; and

5.	Description of Xerox’s Shareholders Rights Plan (the “Rights Plan”) contained in Amendment No. 2 to Form 8-A filed with the SEC on February 8, 2000; and description of the Rights Agreement dated as of April 7, 1997 between Xerox Corporation and The First National Bank of Boston, as Rights Agent (the “Rights Agreement”), with respect to the Rights Plan, as amended February 7, 2000, which is filed as Exhibit 4(h) to our Annual Report on Form 10-K filed with the SEC on February 22, 2005. The Rights Plan and the Rights Agreement relate to the Rights to purchase Series A Cumulative preferred stock.

All reports (other than portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the Common Stock offered hereby has been passed upon by Samuel K. Lee, Esq., Associate General Counsel, Corporate, Finance and Ventures, of Xerox Corporation. As of May 25, 2005, Mr. Lee beneficially owns shares of Common Stock, par value $1.00 per share, and options to purchase shares of Common Stock, par value $1.00 per share.

Item 6. Indemnification Of Directors And Officers.

Xerox Corporation, a New York corporation, is empowered by Sections 721-726 of the New York Business Corporation Law, subject to the procedures and limitations therein, to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its Certificate of Incorporation or By-laws.

The Certificate of Incorporation of Xerox Corporation does not contain indemnification provisions. Article VIII of the By-laws of Xerox Corporation requires the Company to indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other company of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or serves or served such other company, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(3)(a)	—Restated Certificate of Incorporation of Xerox Corporation filed with the Department of State of New York on November 7, 2003, as amended by Certificate of Amendment to Certificate of Incorporation filed with the Department of State of New York on August 19, 2004 (incorporated by reference to Exhibit 3(a) to our Annual Report on Form 10-K filed with the SEC on February 22, 2005.)

(3)(b)	—By-Laws of Xerox Corporation, as amended through December 10, 2003 (incorporated by reference to Exhibit (4)(a)(2) to Registrant’s Form S-3 Registration Statement filed with the SEC on December 30, 2003).

(4)(a)(4)	—Rights Agreement, dated as of April 7, 1997, between Xerox Corporation and the First National Bank of Boston, as Rights Agent, as amended February 7, 2000 (incorporated by reference to Exhibit 4(h) to our Annual Report on Form 10-K filed with the SEC on February 22, 2005.)

5(a)	—Opinion of Samuel K. Lee, Esq. as to the validity of the shares of Common Stock.*

(23)(a)	—Consent of PricewaterhouseCoopers LLP, Independent Accountants.*

(23)(b)	—Consent of Samuel K. Lee, Esq. (contained in Exhibit 5(a)).

(24)(a)	—Certified Resolutions of the Board of Directors of Xerox Corporation.*

(24)(b)	—Powers of Attorney for Xerox Corporation.*

*	Filed herewith.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 25th day of May, 2005.

XEROX CORPORATION

By:	*
Anne M. Mulcahy Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of May, 2005.

Name	Capacities
* Anne M. Mulcahy	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

* Lawrence A. Zimmerman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Gary R. Kabureck	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Glenn A. Britt	Director

* Richard J. Harrington	Director

* William Curt Hunter	Director

* Vernon E. Jordan, Jr.	Director

* Hilmar Kopper	Director

* Ralph S. Larsen	Director

* N. J. Nicholas, Jr.	Director

* Ann N. Reese	Director

* Stephen Robert	Director

*By:	/S/ SAMUEL K. LEE
Samuel K. Lee Attorney-in-Fact